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                                  EXHIBIT 23.6

                      CONSENT OF OSTROWSKI & COMPANY, INC.





                                                November 2, 1998







           Ostrowski & Company, Inc. hereby consents to the inclusion of its fairness opinion dated November 2, 1998 (the "Opinion") in the Registration Statement of Westbank Corporation and Amendment Number 1 thereto (the "Registration Statement"). In addition, Ostrowski & Company, Inc. also consents to the inclusion of the related discussion of the Opinion in the Registration Statement.



                                            /s/ Ostrowski & Company, Inc.


                                            OSTROWSKI & COMPANY, INC.